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                 SILICON VALLEY BANCSHARES ANNUAL REPORT ON FORM 10-K
                    EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Silicon Valley Bancshares:

We consent to incorporation by reference in the registration statement (No. 2-90401) on Form S-8, in the registration statement (No. 33-60467) on Form S-8, and in the registration statement (No. 33-05489) on Form S-8 of Silicon Valley Bancshares of our report dated January 27, 1997, relating to the consolidated balance sheets of Silicon Valley Bancshares and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996, annual report on Form 10-K of Silicon Valley Bancshares.

Our report dated January 27, 1997, contains an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 115, ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES, in 1994.


                                       /s/ KPMG Peat Marwick LLP
                                       -------------------------

San Jose, California
March 20, 1997









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